                                                                     EXHIBIT 6.7

                                ESCROW AGREEMENT


     THIS AGREEMENT made in triplicate as of the 1st day of June, 1994.

AMONG:

                 ALTAIR INTERNATIONAL GOLD INC.

                 (herein called the "Issuer")

                                                       OF THE FIRST PART

                           - and -

                 EQUITY TRANSFER SERVICES INC.

                 (herein called the "Escrow Agent")

                                                      OF THE SECOND PART

                           - and -

                 THOMAS P. CAMPBELL
                 C. PATRICK COSTIN

                 (herein called the "Security Holders")

                                                       OF THE THIRD PART


     WHEREAS the Security Holders and the Issuer entered into an agreement dated as of the 21st day of April, 1994 whereby the Security Holders agreed to sell certain shares of Fine Gold Recovery Systems, Inc. (the "Property") to the Issuer, the consideration for such Property being at least in part the allotment of securities in the Issuer to the Security Holders, the Property and the number of securities and the names of the Security Holders presently owning or about to receive such securities being respectively and more particularly described in Schedule "A" attached to and forming part of this agreement.

     AND WHEREAS in order to comply with the requirements of The Alberta
Stock

Exchange, the Security Holders are desirous of depositing in escrow certain securities in the Issuer owned or to be received by them;

     AND WHEREAS the Escrow Agent has agreed to undertake and perform its duties according to the terms and conditions thereof:

     NOW THEREFORE this agreement witnesses that, in consideration of the sum of one dollar ($1) paid by the parties to each other, receipt of this sum being acknowledged by each of the partes, the Security Holders jointly and severally covenant and agree with the Issuer and with the Escrow Agent, and the Issuer and the Escrow Agent covenant and agree each with the other and with the Security Holders jointly and severally as follows:

     1. Where used in this agreement, or in any amendment or supplement hereto, unless the context otherwise requires, the following words and phrases shall have the following meaning ascribed to them below:

          (a) "CASH FLOW" means net income derived from the Property (being the net income of Fine Gold Recovery Systems, Inc. ("FGR")), as shown on the audited financial statements or verified by the Issuer's auditors, adjusted for the following add-backs:

               (i)    depreciation,

               (ii)   depletion,

               (iii)  deferred taxes,

               (iv)   amortization of goodwill,

               (v)    amortization of research and development costs.

          (b) "DEFERRED EXPENDITURES" means expenditures which have been verified by the Issuer's auditors or the auditors of FGR and incurred in exploring, developing or maintaining in good standing the assets of FGR.

          (c) "RELATED PARTY" means promoters, officers, directors, other insiders of the issuer and any associates or affiliates of the foregoing.

     2. Each of the Security Holders hereby places and deposits in escrow with the Escrow Agent those of his securities in the Issuer which are represented by the certificates described in Schedule "A" (the "Escrowed Shares") and the Escrow Agent hereby acknowledges receipt of those certificates. The Security Holders agree to deposit in escrow any further certificates representing securities in the Issuer which they may receive as a stock dividend on securities hereby escrowed, and to deliver to the Escrow Agent immediately on receipt thereof the certificates for any such further securities and any replacement certificates which may at any time be issued for any escrowed securities.

     3. The Parties hereby agree that, subject to the provisions of paragraph 6 herein, the Escrowed Shares and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with without the written consent of The Alberta Stock Exchange (hereinafter referred to as the "Exchange") given to the Escrow
          Agent or except as may be required by reason of the death or bankruptcy of any Security Holder, in which case the Escrow Agent shall hold the said certificates subject to this agreement, for whatever person, or company shall be legally entitled to become the registered owner thereof.

     4. The Security Holders direct the Escrow Agent to retain the Escrowed Shares and the certificates (including any replacement securities or certificates) representing them and not to do or cause anything to be done to release them from escrow or to allow any transfer, hypothecation or alienation thereof, without the written consent of the Exchange. The Escrow Agent accepts the responsibilities placed on it by the agreement and agrees to perform them in accordance with the terms of this agreement and the written consents, orders or directions of the Exchange.

     5. Any Security Holder applying to the Exchange for a consent for a transfer within escrow shall, before applying, give reasonable notice in writing of his intention to the Issuer and the Warranty Agent.

     6. (a) The Exchange will consent to the release from escrow of one share for each $0.45 of (i) Cash Flow generated by or from the Property; or (ii) Deferred Expenditures incurred on the assets of FGR.

          (b) Any release from escrow under this paragraph 6 shall be made pursuant to a written application on behalf of the Issuer or the Security Holder, which application shall be accompanied by evidence of the Cash Flow received by or from the Property or Deferred Expenditures incurred on the assets of FGR in a form satisfactory to the Exchange. Application for release may only be made once per year and may only relate to Cash Flow received or Deferred Expenditures incurred in the preceding fiscal year or fiscal years of the Issuer since the last release from escrow pursuant to this agreement, whichever is greater. All shares released from escrow shall, unless otherwise directed by the Exchange, be distributed pro rata to all Security Holders.

          (c) Notwithstanding subparagraph (b) above, the maximum number of shares to be released from escrow in any year to a Security Holder who is a Related Party shall be one third of the original number of shares held in escrow on behalf of such Security Holder.

     7. A release from escrow of all or part of the Escrowed Shares shall terminate this agreement only in respect to those securities so released. For greater certainty this paragraph does not apply to securities transferred within escrow.

     8. The Security Holders shall, if a dividend is declared while the Escrowed Shares or any of them continue to be held in escrow under this Agreement, renounce and release any right to receive payment of the dividend on the shares then held in escrow.

     9. If the Issuer is wound up and any securities remain in escrow under this agreement at the time when a distribution of assets to holders of securities is made by the liquidator, the Security Holders shall assign their right to receive that part of the distribution which is attributable to the escrowed securities to the liquidator, receiver, in bankruptcy, or like person as the case may be, for the benefit of, and in trust for the persons and companies who are then holders of free securities in the Issuer rateably in proportion to their holdings.

     10. (a) In the event that the Issuer has lost, alienated or has not obtained a good or marketable title to, or has abandoned or discontinued development of, any or all of the business which was or formed part of the consideration for which the aforesaid securities were issued, or that any or all of the said Property has become of little or no value, the Issuer shall declare the occurrence of that event, with full particulars thereof, to the Exchange by a resolution of its directors, and those Security Holders who are directors from time to time hereby agree to cause such resolution to be passed and certified to the satisfaction of the Exchange.

          (b) The Security Holders jointly and severally agree with the Issuer and the Escrow Agent that in the event of any such abandonment or discontinuance of development or diminution of value, the securities held in escrow shall not be cancelled or released from escrow, in whole or in part, except with the consent of the Exchange.

          (c) The Exchange may, in its sole discretion, having regard to the number and value of the securities issued and such other circumstances as it may consider relevant, determine the number of securities to be cancelled or released and shall communicate its decision in writing to the Escrow Agent. If the Exchange determines that less than all the securities then held in escrow shall be cancelled or released, the securities to be cancelled or released shall be taken rateably from the Escrowed Shares held by each of the Security Holders, unless the Exchange otherwise directs or the Security Holders, with the consent of the Exchange, otherwise agree in writing.

          (d) On receipt by the Escrow Agent of a determination to cancel, each of the Security Holders shall tender the required number of escrowed securities to the Issuer by way of gift for cancellation and, the Issuer shall thereupon take the necessary action, by way of reduction of capital or otherwise, to cancel them, and the certificates for these securities shall be delivered up for cancellation by the Issuer's transfer agent.

          (e) Each of the Security Holders undertakes and agrees to vote and cause to be voted their respective securities in a manner consistent with the terms, conditions and intent of this agreement in relation to the aforesaid gifting back of securities for cancellation.

          (f) The Exchange may, in its sole discretion, permit the substitution of natural resource properties for the assets of FGR in calculating the amount of Deferred Expenditures in paragraph 6.

     11. Notwithstanding paragraphs 6 and 10, any shares remaining in escrow on the fifth anniversary of the date of this agreement, unless otherwise exempted in writing by the Exchange, shall be delivered by the Escrow Agent to the Issuer for cancellation, within 6 months of the said fifth anniversary.

     12. All voting rights attached to the Escrowed Shares shall at all times be exercised by the respective registered owners thereof.

     13. The Security Holders and the Issuer hereby jointly and severally agree to and do hereby release and indemnify and save harmless the Escrow Agent from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Escrow Agent's compliance in good faith with the terms hereof; and upon termination or resignation of the Escrow Agent, or termination of this agreement, this provision will survive and continue for the benefit of the Escrow Agent.

     14. The Issuer hereby acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance and to pay the Escrow Agent's proper charges for its services as trustee of this escrow.

     15.  If the Escrow Agent should wish to resign, it shall give at least two
          (2) months' notice to the Issuer which may, with the written consent of the Exchange, by writing appoint another Escrow Agent in its place and such appointment shall be binding on the Security Holders, and the new Escrow Agent shall assume and be bound by the obligations of the Escrow Agent hereunder.

     16. The covenants of the Security Holders with the Issuer in this agreement are made with the Issuer both in their own right and as for the holders from time to time of free securities in the Issuer, and may be enforced not only by the Issuer but also by any holder of free securities.

     17. In the exercise of its rights, duties and obligations herein, the Escrow Agent may rely and act upon any resolution, direction, statutory declaration, opinion, report, notice, certificate or other paper or document believed by it to have been signed, sent or presented by or on behalf of the proper parties. However, the Escrow Agent may in its discretion require reasonable evidence of the due execution before acting or relying thereon.

     18. Notwithstanding any provision contained herein, the Issuer and the Security Holder agree that if any of the Escrow Agent's fees, expenses and disbursements are in arrears then the Escrow Agent reserves the right to withhold the release of any Escrowed Shares until such fees, expenses and disbursements are paid in full.

     19. The Escrow Agent shall not by reason of signing this agreement assume any responsibility or liability for any transaction between the Issuer and the Security Holders other than the performance of its obligations with respect to the Securities held in trust by the Escrow Agent in accordance with this agreement.

     20. Any certificate, opinion, direction, request, instruction or other communication required or permitted to be given pursuant to this agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by pre-paid registered mail addressed to the party at the address shown below:

          (a)  if to the Issuer:

                      Altair International Gold Inc.
                      1725 Sheridan Avenue
                      Cody, Wyoming
                      82414
                      U.S.A.

          (b)  if to the Escrow Agent:

                      Equity Transfer Services Inc.
                      Suite 307
                      67 Richmond Street West
                      Toronto, Ontario
                      M5H 1Z5

          (c)  if to the Security Holders:

               (i)    Thomas P. Campbell
                      1025 1/2 S. Empire Blvd.
                      Coos Bay, Oregon
                      U.S.A. 97459

               (ii)   C. Patrick Costin
                      1850 Aquila Ave.
                      Reno, Nevada
                      U.S.A. 89509

          If there is a disruption in the mail service, then delivery shall be made personally.

     21. This agreement may be executed in several parts of the same form and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

     22. Wherever the singular or masculine is used, the same shall be construed to include the plural or feminine or neuter where the context so requires.

     23. This agreement shall enure to the benefit of and be binding on the parties to this agreement and each of their heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF the Issuer and the Escrow Agent have caused their respective corporate seals to be hereto affixed and the Security Holders have hereto set their respective hands and seals.

                                   ALTAIR INTERNATIONAL GOLD INC.



                                   Per: /s/ WAYNE BEACH       (C/S)
                                        ----------------------




                                   EQUITY TRANSFER SERVICES INC.



                                   Per: /s/ [NAME ILLEGIBLE]
                                        ----------------------



                                   Per: /s/ [NAME ILLEGIBLE]  (C/S)
                                        ----------------------


     SIGNED, SEALED AND DELIVERED by the Security Holders.



                         )
     WITNESS:            )         /s/ THOMAS P. CAMPBELL
                                   ---------------------------
                         )         Thomas P. Campbell
                         )
                         )



                         )
     WITNESS:            )         /s/ C. PATRICK COSTIN
                                   ---------------------------
                         )         C. Patrick Costin
                         )
                         )

                                  SCHEDULE "A"



To the agreement dated as of the 1st day of June, 1994 and made among Altair International Gold Inc. therein called the "Issuer", Equity Transfer Services Inc. therein called the "Escrow Agent", and certain security holders of the Issuer as noted below, therein called the "Security Holders".



                                                                    CERTIFICATE
                                     NUMBER OF      NUMBER OF       NUMBERS OF
NAME OF             TYPE OF          SECURITIES     SECURITIES      SECURITIES
HOLDER              SECURITIES       HELD           ESCROWED        ESCROWED
------              ----------       ----           --------        --------

Thomas P.           Common Shares    5,000          32,500          00502
Campbell                                            (1 x 32,500)

C. Patrick Costin   Common Shares    128,333        617,500         00503
                                                    (1 x 617,500)


DESCRIPTION OF PROPERTY
-----------------------

100,000 common shares of Fine Gold Recovery Systems, Inc.

                          ALTAIR INTERNATIONAL GOLD INC.
              INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO

                                                              [COPY ILLEGIBLE]

                                                              -----------------
00502                                                         CUSIP 02136W 10 2
                                                              -----------------

-------------------------------------------------------------------------------
THIS
CERTIFIES                 "THOMAS P CAMPBELL"
THAT
-------------------------------------------------------------------------------

IS THE                     32,500
REGISTERED
HOLDER OF

 FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

                          ALTAIR INTERNATIONAL GOLD INC.

                                [COPY ILLEGIBLE]

DATED JUNE 1, 1994


                                                     [COPY ILLEGIBLE]


[NAME ILLEGIBLE]              WAYNE BEACH            BY [NAME ILLEGIBLE]
PRESIDENT                     SECRETARY              AUTHORIZED OFFICER

                               [COPY ILLEGIBLE]

                          ALTAIR INTERNATIONAL GOLD INC.
              INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO

                                                              [COPY ILLEGIBLE]

                                                              -----------------
00503                                                         CUSIP 02136W 10 2
                                                              -----------------

-------------------------------------------------------------------------------
THIS
CERTIFIES                 "C PATRICK COSTIN"
THAT
-------------------------------------------------------------------------------

IS THE                     617,500
REGISTERED
HOLDER OF

 FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

                          ALTAIR INTERNATIONAL GOLD INC.

                                [COPY ILLEGIBLE]

DATED JUNE 1, 1994


                                                     [COPY ILLEGIBLE]


[NAME ILLEGIBLE]              WAYNE BEACH            BY [NAME ILLEGIBLE]
PRESIDENT                     SECRETARY              AUTHORIZED OFFICER

                               [COPY ILLEGIBLE]